Exhibit 99.1
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[OCWEN GRAPHIC LOGO]
                                                     OCWEN FINANCIAL CORPORATION
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FOR IMMEDIATE RELEASE                FOR FURTHER INFORMATION, CONTACT:
                                     CHERYL A. GUSTITUS
                                     VP, CORPORATE COMMUNICATIONS
                                     T: (561) 682-8575   E: cgustitus@ocwen.com


               OCWEN FINANCIAL CORPORATION SELLS ITS UK OPERATIONS

WEST PALM BEACH,  FL - (October 1, 1999) - Ocwen  Financial  Corporation  (NYSE:
OCN) announced today that it has sold its wholly-owned UK subsidiary, Ocwen UK plc, to Malvern House Acquisition Limited for $122.1 million in cash. The sale of Ocwen UK, combined with the closing of the operations of U.S.-based Ocwen Financial Services, Inc., earlier this quarter, completes the Company's exit from the business of directly originating subprime mortgage loans. In addition, the Company announced that it expects third quarter 1999 net income will range between $12.5 million and $16.9 million, or $0.21 per share and $0.28 per share.

SALE OF OCWEN UK
As a result of the transaction, OCN recorded a pretax gain on sale of $50.9 million. Using the Company's effective tax rate, the transaction generated net income of $40.7 million. The sale of Ocwen UK, which included the sale of approximately $109.3 million of UK subprime securities and residuals, resulted in a near 50% reduction in OCN's portfolio of securities retained in connection with its previous securitizations. In addition, the Company's balance sheet will be reduced by approximately $400 million.

William C. Erbey, Chairman and Chief Executive Officer of OCN stated, "The sale of Ocwen UK and the closing of Ocwen Financial Services' operations reinforce our strategy to dispose of non-core assets. This will allow OCN to focus its resources on continuing to grow our fee-based services and developing our technology-related businesses."

OCN anticipates using a portion of the cash proceeds from the sale of Ocwen UK to buy shares of OCN common stock pursuant to the Company's previously announced stock repurchase program. Since the stock repurchase program was announced in April of this year, OCN has repurchased 690,800 shares on the open market at an average price of $7.62 per share, representing 11.5% of the 6,000,000 million shares authorized for repurchase by OCN's Board of Directors.

ESTIMATED THIRD QUARTER RESULTS
OCN anticipates that its third quarter 1999 net income will be between $12.5 million and $16.9 million, or $0.21 and $0.28 per share. In addition, the Company currently estimates that pretax impairment charges on its domestic residential mortgage-backed securities portfolio and certain of its equity investments will range between $23.8 million and $27.6 million, or between $19.0 million and $22.1 million on an after tax basis, assuming the Company's effective tax rate.

The Company did not execute any securitizations in the third quarter, and it expects the number of securitizations going forward to decrease significantly as a result of its departure from the subprime origination business. The Company has also made a strategic decision to structure future securitizations as financing transactions, which will preclude the use of gain on sale accounting. This change will not affect OCN's historical results.

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Ocwen Financial  Corporation is a financial  services  company  headquartered in
West Palm Beach, Florida. The Company's primary businesses are the acquisition, servicing, and resolution of subperforming and nonperforming residential and commercial mortgage loans. Ocwen also specializes in the related development of loan servicing technology and software for the mortgage and real estate
industries.   Additional   information  about  Ocwen  Financial  Corporation  is
available at www.ocwen.com.


CERTAIN STATEMENTS CONTAINED HEREIN MAY NOT BE BASED ON HISTORICAL FACTS AND ARE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933, AS AMENDED, AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. THESE FORWARD-LOOKING STATEMENTS MAY BE IDENTIFIED BY REFERENCE TO A FUTURE PERIOD(S) OR BY THE USE OF FORWARD-LOOKING TERMINOLOGY SUCH AS "ANTICIPATE," "ESTIMATE," "EXPECT," "MAY," "PLAN," "WILL," FUTURE OR CONDITIONAL VERB TENSES, SIMILAR TERMS, VARIATIONS ON SUCH TERMS OR NEGATIVES OF SUCH TERMS. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE INDICATED IN SUCH STATEMENTS DUE TO RISKS, UNCERTAINTIES AND CHANGES WITH RESPECT TO A VARIETY OF FACTORS, INCLUDING CHANGES IN THE KNOWLEDGE OF OCN OR MARKET CONDITIONS AS THEY EXIST ON THE DATE HEREOF, APPLICABLE ECONOMIC ENVIRONMENTS, GOVERNMENT FISCAL AND MONETARY POLICIES, PREVAILING INTEREST OR CURRENCY EXCHANGE RATES, EFFECTIVENESS OF INTEREST RATE, CURRENCY AND OTHER HEDGING STRATEGIES, LAWS AND REGULATIONS AFFECTING FINANCIAL INSTITUTIONS AND REAL ESTATE OPERATIONS (INCLUDING
REGULATORY FEES, CAPITAL REQUIREMENTS, INCOME AND PROPERTY TAXATION AND ENVIRONMENTAL COMPLIANCE), COMPETITIVE PRODUCTS, PRICING AND CONDITIONS, CREDIT, PREPAYMENT, BASIS, DEFAULT, SUBORDINATION AND ASSET/LIABILITY RISKS, LOAN SERVICING EFFECTIVENESS, THE ABILITY TO IDENTIFY ACQUISITIONS AND INVESTMENT OPPORTUNITIES MEETING OCN'S INVESTMENT STRATEGY, SOFTWARE INTEGRATION, DEVELOPMENT AND LICENSING, FINANCIAL AND SECURITIES MARKETS, AVAILABILITY OF ADEQUATE AND TIMELY SOURCES OF LIQUIDITY, DEPENDENCE ON EXISTING SOURCES OF FUNDING, ABILITY TO REPAY OR REFINANCE INDEBTEDNESS (AT MATURITY OR UPON ACCELERATION), SIZE OF, NATURE OF AND YIELDS AVAILABLE WITH RESPECT TO THE SECONDARY MARKET FOR MORTGAGE LOANS, ALLOWANCES FOR LOAN LOSSES, GEOGRAPHIC CONCENTRATIONS OF ASSETS, CHANGES IN REAL ESTATE CONDITIONS (INCLUDING VALUATION, REVENUES AND COMPETING PROPERTIES), ADEQUACY OF INSURANCE COVERAGE IN THE EVENT OF A LOSS, YEAR 2000 COMPLIANCE, THE ABILITY OF OCN TO CONSUMMATE THE PROPOSED MERGER WITH OCWEN ASSET INVESTMENT CORP. (NYSE: OAC), SATISFACTION OR FULFILLMENT OF AGREED UPON TERMS AND CONDITIONS OF CLOSING OR PERFORMANCE WITH RESPECT TO THE MERGER, INTEGRATION OF THE ACQUIRED BUSINESSES AFTER THE MERGER, THE MARKET PRICES OF THE COMMON STOCK OF OCN AND OAC, OTHER FACTORS GENERALLY UNDERSTOOD TO AFFECT THE REAL ESTATE ACQUISITION, MORTGAGE AND LEASING MARKETS, AND OTHER RISKS DETAILED FROM TIME TO TIME IN OCN'S REPORTS AND FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING ITS REGISTRATION STATEMENTS ON FORMS S-4 AND S-3 AND PERIODIC REPORTS ON FORMS 8-K, 10-Q AND 10-K, INCLUDING
EXHIBIT 99.1 ATTACHED TO OCN'S FORM 10-Q FOR THE QUARTER ENDED JUNE 30, 1999.


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